EXHIBIT 23.1
                              Accountants' Consent






The Board of Directors
Synovus Financial Corp.:


We consent to the incorporation by reference in the Registration Statements (No. 33-35926, No. 33-56614, No. 33-40738, No. 33-39845, No. 2-93472, No. 2-94639,
No. 33-77900,  No.  33-77980,  No. 33-79518,  No.  33-89782,  No. 33-90630,  No.
33-90632,  No. 33-91690,  No. 33-60473, and No. 33-60475) on Form S-8 of Synovus
Financial Corp. of our report dated January 21, 1997, relating to the consolidated statements of condition of Synovus Financial Corp. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three- year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Synovus Financial Corp.


                                   KPMG PEAT MARWICK LLP



Atlanta, Georgia
March 5, 1997




                              Accountants' Consent




The Board of Directors
Synovus Financial Corp.:

We consent to the incorporation by reference in the Registration Statements (No. 33-85948 and No. 333-2611) on Form S-3 of Synovus Financial Corp. of our report dated January 21, 1997, relating to the consolidated statements of condition of Synovus Financial Corp. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Synovus Financial Corp.

                                   KPMG PEAT MARWICK LLP



Atlanta, Georgia
March 5, 1997